UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 19, 2013 (September 19, 2013)

ACTIVISION BLIZZARD, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-15839 (Commission File Number)	95-4803544 (IRS Employer Identification Number)

3100 Ocean Park Boulevard Santa Monica, CA	90405
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(310) 255-2000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

5.625% Senior Notes due 2021 and 6.125% Senior Notes due 2023

On September 19, 2013, Activision Blizzard, Inc. (the “Company”) completed its previously announced private offering of $1,500 million aggregate principal amount of its 5.625% Senior Notes due 2021 (the “2021 Notes”) and $750 million aggregate principal amount of its 6.125% Senior Notes due 2023 (the “2023 Notes” and together with the 2021 Notes, the “Notes”).

The Notes are the general senior obligations of the Company and are fully and unconditionally guaranteed on a senior basis by certain of the Company’s U.S. subsidiaries.  The Notes and related guarantees will not be secured.

In connection with the issuance of the Notes, the Company entered into an escrow agreement (the “Escrow Agreement”) with Wells Fargo Bank, National Association, as escrow agent and as trustee under the Indenture (as defined below).  The proceeds of the offering were deposited, pursuant to the Escrow Agreement, into a segregated account pending completion of the transactions (the “Transactions”) contemplated by the stock purchase agreement entered into on July 25, 2013, among the Company, Vivendi S.A., a société anonyme organized under the laws of France (and together with its affiliates, “Vivendi”), and ASAC II LP, an exempted limited partnership established under the laws of the Cayman Islands and acting by ASAC II LLC, its general partner (the “SPA”), which is terminable by the parties on or after October 15, 2013 if the Transactions have not closed by such date.  Upon satisfaction of the conditions to the release of the funds from escrow (the “Release”), including, among other things, that the conditions to the Transactions have been satisfied or waived, the escrow funds will be used, along with cash on hand at the Company and proceeds from borrowings under senior secured credit facilities to finance the consideration to be paid by the Company to Vivendi in connection with the transactions contemplated by the SPA.  The Company will be required to redeem the Notes at 100% of the issue price of the Notes, plus accrued and unpaid interest to, but excluding, the redemption date upon the earlier of (i) the termination of the SPA and (ii) December 18, 2013 if the Transactions have not closed by such date.

The Notes and related guarantees were offered and sold in a private offering that was exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”).  The Notes and related guarantees were offered within the United States only to qualified institutional buyers in accordance with Rule 144A under the Securities Act and outside the United States only to non-U.S. investors in accordance with Regulation S under the Securities Act. The Notes and related guarantees have not been and will not be registered under the Securities Act or the securities laws of any other jurisdiction. Unless so registered, the Notes and related guarantees may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

The Indenture

The Notes were issued pursuant to an indenture, dated September 19, 2013 (the “Indenture”), between the Company, the guarantors named therein and Wells Fargo Bank, National Association, as trustee (the “Trustee”).  The 2021 Notes will accrue interest at the rate of 5.625% per year and will mature on September 15, 2021. The 2023 Notes will accrue interest at the rate of 6.125% per year and will mature on September 15, 2023.  Interest on the Notes will be payable semi-annually in arrears on each March 15 and September 15.  Interest on the Notes will accrue from September 19, 2013.

The 2021 Notes will be redeemable at the option of the Company, in whole or in part, at any time on or after September 15, 2016, and the 2023 Notes will be redeemable at the option of the Company, in whole or in part, at any time on or after September 15, 2018, in each case at the redemption price applicable to the respective series of Notes as set forth in the Indenture.

In addition, the Company may redeem some or all of the 2021 Notes prior to September 15, 2016 and some or all of the 2023 Notes prior to September 15, 2018, in each case at a price equal to 100% of the principal amount thereof plus a “make-whole” premium, accrued and unpaid interest, if any, to, but excluding, the redemption date.  Prior to September 15, 2016, the Company may redeem up to 35% of the aggregate principal amount of each of the 2021 Notes and the 2023 Notes then outstanding, in each case using the cash proceeds of certain equity offerings at the respective redemption prices set forth in the Indenture.

Upon the occurrence of certain change of control events, the Company will be required to offer to repurchase the Notes at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the purchase date applicable to such Notes.

The Indenture contains covenants that limit the ability of the Company and any of its restricted subsidiaries (as such term is defined in the Indenture) to, among other things:

•                  incur additional debt, guarantee debt or issue certain preferred shares;

•                  pay dividends or make other distributions on, or repurchase or redeem, our equity interests or make other restricted payments;

•                  make certain investments;

•                  create or incur liens;

•                  enter into certain types of transactions with our affiliates; and

•                  consolidate, merge, sell or otherwise dispose of all or substantially all of our assets.

The Indenture also provides for customary events of default.

The foregoing summary of the Indenture is not complete and is qualified in its entirety by reference to the full and complete text of the Indenture, a copy of which is attached as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 8.01 Other Events

On September 19, 2013, the Company issued a press release to announce, among other things, the closing of the private offering by the Company of $1,500 million aggregate principal amount of the 2021 Notes and $750 million aggregate principal amount of the 2023 Notes.  The press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits:

Exhibit No.	Exhibit Title or Description
4.1	Indenture, dated as of September 19, 2013, among Activision Blizzard, Inc., the guarantors named therein and Wells Fargo Bank, National Association, as trustee.
99.1	Press Release dated September 19, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 19, 2013	ACTIVISION BLIZZARD, INC.

	By:	/s/ Dennis Durkin
Dennis Durkin
Chief Financial Officer

Index to Exhibits

Exhibit No.	Exhibit Title or Description
4.1	Indenture, dated as of September 19, 2013, among Activision Blizzard, Inc., the guarantors named therein and Wells Fargo Bank, National Association, as trustee.
99.1	Press Release dated September 19, 2013.